PRICING SUPPLEMENT dated December 27, 2024

(To the Prospectus and Prospectus Supplement, each
dated April 13, 2023, Product Supplement no. WF-1-I dated April
13, 2023, Underlying Supplement no. 1-I dated April 13,
2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$500,000 Market Linked Securities — Upside Participation with
Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets
Index and the EURO STOXX 50® Index due January 2, 2029

■  Linked to the lowest performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index (each referred to as an “Index”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the principal amount of the securities, depending on the performance of the lowest performing Index. The lowest performing Index is the Index that has the lowest index return (i.e., the lowest percentage change from its starting level to its ending level). The maturity payment amount will reflect the following terms:

■  If the level of the lowest performing Index increases, remains flat or decreases but is not less than 70% of its starting level (its “threshold level”), you will receive the principal amount plus a return equal to the greater of (i) a contingent minimum return of 37.90% of the principal amount and (ii) 100% of the percentage increase in the level of the lowest performing Index from its starting level.

■  If the level of the lowest performing Index decreases and is less than its threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level, and you will lose more than 30%, and possibly all, of the principal amount.

■  Investors may lose some or all of the principal amount.

■  Your return on the securities will depend solely on the performance of the lowest performing Index. You will not benefit in any way from the performance of the better performing Index. Therefore, you will be adversely affected if either Index performs poorly, even if the other Index performs favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$8.25	$991.75
Total	$500,000.00	$4,125.00	$495,875.00
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $8.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $2.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $2.50 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $970.60 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Indices:	MSCI Emerging Markets Index (Bloomberg ticker: MXEF) and EURO STOXX 50® Index (Bloomberg ticker: SX5E) (each referred to as an “Index,” and collectively as the “Indices”)
Pricing Date:	December 27, 2024
Issue Date:	January 2, 2025
Calculation Day[1]:	December 27, 2028
Stated Maturity Date[1]:	January 2, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•        if the ending level of the lowest performing Index is greater than or equal to its threshold level: $1,000 plus the greater of:

(i)     the contingent minimum return; and

(ii)    $1,000 × index return of the lowest performing Index × upside participation rate; or

•        if the ending level of the lowest performing Index is less than its threshold level:

$1,000 + ($1,000 × index return of the lowest performing Index)

If the ending level of the lowest performing Index is less than its threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level and will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Index:	The “lowest performing Index” will be the Index with the lowest index return.
Contingent Minimum Return:	The “contingent minimum return” is 37.90% of the principal amount ($379.00 per security). The contingent minimum return is payable only if the ending level of the lowest performing Index is greater than or equal to its threshold level.
Index Return:	The “index return” with respect to an Index is the percentage change from its starting level to its ending level, calculated as follows: ending level – starting level starting level
Upside Participation Rate:	The “upside participation rate” is 100%.
Threshold Level:	With respect to the MSCI Emerging Markets Index: 758.009, which is equal to 70% of its starting level With respect to the EURO STOXX 50® Index: 3,429.216, which is equal to 70% of its starting level
Starting Level:	With respect to the MSCI Emerging Markets Index: 1,082.87, its closing level on the pricing date With respect to the EURO STOXX 50® Index: 4,898.88, its closing level on the pricing date
Ending Level:	The “ending level” of an Index will be its closing level on the calculation day.
Closing Level:	With respect to each Index, “closing level” has the meaning set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48135WXY7
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $8.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $2.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately four months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The MSCI Emerging Markets Index” and “The EURO STOXX 50® Index” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

Any values of the Indices, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek a contingent minimum return at maturity of 37.90% of the principal amount if the ending level of the lowest performing Index is greater than or equal to its threshold level and full exposure to the upside performance of the lowest performing Index above the contingent minimum return.
▪	You anticipate that the ending level of the lowest performing Index will be greater than or equal to its threshold level, and you are willing and able to accept the risk that, if the ending level of the lowest performing Index is less than its threshold level, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Index and that you will not benefit in any way from the performance of the better performing Index.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of both Indices.
▪	You understand and are willing to accept the full downside risks of both Indices.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Indices, nor will you have any voting rights with respect to the securities composing the Indices.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the ending level of the lowest performing Index will be less than its threshold level, or you are unwilling or unable to accept the risk that, if the ending level of the lowest performing Index is less than its threshold level, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.
▪	You seek exposure to a basket composed of both Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index.
▪	You are unwilling to accept the risk of exposure to each of the Indices.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Indices.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Indices, please see the sections titled “The MSCI Emerging Markets Index” and “The EURO STOXX 50® Index” below.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index. The lowest performing Index is the Index that has the lowest index return, calculated for each Index as the percentage change from its starting level to its ending level.

Step 2: Calculate the maturity payment amount based on the index return of the lowest performing Index, as follows:

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in either or both of the Indices or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Ending Level of the Lowest Performing Index Is Less Than Its Threshold Level, You Will Lose More Than 30%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the lowest performing Index and will depend on whether, and the extent to which, that Index has appreciated or depreciated. If the ending level of the lowest performing Index is less than its threshold level, you will lose 1% of the principal amount of the securities for every 1% that its ending level is less than its starting level. Accordingly, under these circumstances, you will lose more than 30%, and possibly all, of your principal amount at maturity.
•	Your Ability to Receive the Contingent Minimum Return May Terminate on the Calculation Day — If the ending level of the lowest performing Index is less than its threshold level, you will not be entitled to receive the contingent minimum return at maturity. Under these circumstances, you will lose more than 30%, and possibly all, of your principal amount at maturity.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Level of Each Index — Payments on the securities are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by either of the Indices over the term of the securities may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Index. Your maturity payment amount will be determined by the lowest performing Index.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Index — Because the maturity payment amount will be determined based on the performance of the lowest performing Index, you will not benefit from the performance of the other Index. Accordingly, if the ending level of either Index is less than its threshold level, you will lose some or all of your principal amount at maturity, even if the ending level of the other Index is greater than or equal to its starting level.
•	You Will Be Subject to Risks Resulting from the Relationship Between the Indices — It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Index is not relevant to your return on the securities. It is impossible to predict what the relationship between the Indices will be over the term of the securities.
•	The Benefit Provided by the Threshold Level May Terminate on the Calculation Day — If the ending level of either Index is less than its threshold level, the benefit provided by the threshold level will terminate and you will be fully exposed to any depreciation of the lowest performing Index.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the securities included in the Indices would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Indices;
•	the time to maturity of the securities;
•	the dividend rates on the equity securities included in the Indices;
•	the actual and expected positive or negative correlation between the Indices, or the actual or expected absence of any such correlation;
•	interest and yield rates in the market generally;
•	the exchange rates and the volatility of the exchange rates between the U.S. dollar and the currencies in which the equity securities included in the Indices trade and the correlation among those rates and the levels of the Indices; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Indices

•	The Securities Are Subject to Non-U.S. Securities Risk — The equity securities included in the Indices have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
•	Emerging Markets Risk with Respect to the MSCI Emerging Markets Index — The equity securities included in the MSCI Emerging Markets Index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

•	The Securities Are Subject to Currency Exchange Risk with Respect to the MSCI Emerging Markets Index — Because the prices of the non-U.S. equity securities included in the MSCI Emerging Markets Index are converted into U.S. dollars for purposes of calculating the level of the MSCI Emerging Markets Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities included in the MSCI Emerging Markets Index trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities included in the MSCI Emerging Markets Index denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the level of the MSCI Emerging Markets Index will be adversely affected and any payment on the securities may be reduced.
•	Recent Executive Orders May Adversely Affect the Performance of the MSCI Emerging Markets Index — Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the MSCI Emerging Markets Index recently removed the equity securities of a small number of companies from the MSCI Emerging Markets Index in response to these executive orders. If the issuer of any of the equity securities included in the MSCI Emerging Markets Index is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the MSCI Emerging Markets Index. In addition, under these circumstances, the sponsor of the MSCI Emerging Markets Index is expected to remove the equity securities of that company from the MSCI Emerging Markets Index. Any changes to the composition of the MSCI Emerging Markets Index in response to these executive orders could adversely affect the performance of the MSCI Emerging Markets Index.
•	No Direct Exposure to Fluctuations in Foreign Exchange Rates with Respect to the EURO STOXX 50® Index — The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the EURO STOXX 50® Index are based, although any currency fluctuations could affect the performance of the EURO STOXX 50® Index.
•	The Maturity Payment Amount Will Depend upon the Performance of Each Index and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in Either Index or Any of the Securities Underlying the Indices. Investing in the securities is not equivalent to investing directly in either or both Indices or any of the securities underlying the Indices or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Levels of an Index Should Not Be Taken as an Indication of the Future Performance of That Index During the Term of the Securities.
•	The Sponsor of an Index May Adjust That Index in a Way That Affects Its Level, and No Index Sponsor Has an Obligation to Consider Your Interests.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Included in an Index.
•	We and Our Affiliates Have No Affiliation with Either Index Sponsor and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Hypothetical Examples and Returns

The payout profile and return table below illustrate the maturity payment amount for a security on a hypothetical offering of securities based on a range of hypothetical index returns of the lowest performing Index, with the assumptions set forth in the table below. The examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the examples below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level of either Index.

The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for either Index. The actual starting level for each Index is the closing level of that Index on the pricing date and is specified under “Terms of the Securities — Starting Level” in this pricing supplement. For historical data regarding the actual closing levels of the Indices, please see the historical information set forth under “The MSCI Emerging Markets Index” and “The EURO STOXX 50® Index” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities.

Contingent Minimum Return:	37.90% of the principal amount per security
Hypothetical Starting Level:	For each Index, 100.00
Hypothetical Threshold Level:	For each Index, 70.00 (70% of its hypothetical starting level)

Hypothetical Payout Profile

contingent minimum return of 37.90% of the principal amount
full downside exposure for decrease of more than 30%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
-30%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Index Return of Lowest Performing Index at Maturity
Hypothetical Security Return
Hypothetical Index Return of the Lowest Performing Index

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Hypothetical Returns

Hypothetical ending level of the lowest performing Index	Hypothetical index return of the lowest performing Index	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
200.00	100.00%	$2,000.00	100.00%
175.00	75.00%	$1,750.00	75.00%
150.00	50.00%	$1,500.00	50.00%
140.00	40.00%	$1,400.00	40.00%
137.90	37.90%	$1,379.00	37.90%
130.00	30.00%	$1,379.00	37.90%
120.00	20.00%	$1,379.00	37.90%
110.00	10.00%	$1,379.00	37.90%
105.00	5.00%	$1,379.00	37.90%
102.50	2.50%	$1,379.00	37.90%
100.00	0.00%	$1,379.00	37.90%
90.00	-10.00%	$1,379.00	37.90%
80.00	-20.00%	$1,379.00	37.90%
70.00	-30.00%	$1,379.00	37.90%
69.00	-31.00%	$690.00	-31.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Hypothetical Examples

Example 1. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent minimum return, which is greater than the percentage increase in the closing level of the lowest performing Index from its hypothetical starting level to its hypothetical ending level:

	MSCI Emerging Markets Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00
Hypothetical ending level :	110.00	145.00
Hypothetical threshold level:	70.00	70.00
Hypothetical index return (ending level – starting level )/starting level :	10.00%	45.00%

Step 1: Determine which Index is the lowest performing Index.

In this example, the MSCI Emerging Markets Index has the lowest index return and is, therefore, the lowest performing Index.

Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index.

Because the hypothetical ending level of the lowest performing Index is greater than its hypothetical threshold level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal he greater of:

(i) the contingent minimum return of $379.00; and

(ii) $1,000 × index return of the lowest performing Index × upside participation rate

$1,000 × 10.00% × 100%

= $100.00

On the stated maturity date, you would receive $1,379.00 per security.

Example 2. Maturity payment amount is greater than the principal amount and reflects a return equal to the index return of the lowest performing Index, which is greater than the contingent minimum return:

	MSCI Emerging Markets Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00
Hypothetical ending level:	170.00	150.00
Hypothetical threshold level:	70.00	70.00
Hypothetical index return (ending level – starting level)/starting level:	70.00%	50.00%

Step 1: Determine which Index is the lowest performing Index.

In this example, the EURO STOXX 50® Index has the lowest index return and is, therefore, the lowest performing Index.

Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index.

Because the hypothetical ending level of the lowest performing Index is greater than its hypothetical threshold level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the greater of:

(i) the contingent minimum return of $379.00; and

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

(ii) $1,000 × index return of the lowest performing Index × upside participation rate

$1,000 × 50.00% × 100%

= $500.00

On the stated maturity date, you would receive $1,500.00 per security, which is the maximum maturity payment amount.

Example 3. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent minimum return, even though the ending level of the lowest performing Index is less than its starting level but is greater than its threshold level:

	MSCI Emerging Markets Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00
Hypothetical ending level:	80.00	90.00
Hypothetical threshold level:	70.00	70.00
Hypothetical index return (ending level – starting level)/starting level :	-20.00%	-10.00%

Step 1: Determine which Index is the lowest performing Index.

In this example, the MSCI Emerging Markets Index has the lowest index return and is, therefore, the lowest performing Index.

Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index.

Because the hypothetical ending level of the lowest performing Index is greater than its hypothetical threshold level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the greater of:

(i) the contingent minimum return of $379.00; and

(ii) $1,000 × index return of the lowest performing Index × upside participation rate

$1,000 × -20.00% × 100%

= -$200.00

On the stated maturity date, you would receive $1,379.00 per security.

Example 4. Maturity payment amount is less than the principal amount:

	MSCI Emerging Markets Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00
Hypothetical ending level:	80.00	40.00
Hypothetical threshold level:	70.00	70.00
Hypothetical index return (ending level – starting level )/starting level :	-20.00%	-60.00%

Step 1: Determine which Index is the lowest performing Index.

In this example, the EURO STOXX 50® Index has the lowest index return and is, therefore, the lowest performing Index.

Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index.

Because the hypothetical ending level of the lowest performing Index is less than its hypothetical threshold level, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

$1,000 + ($1,000 × index return of the lowest performing Index)

$1,000 + ($1,000 × -60.00%)

= $400.00

On the stated maturity date, you would receive $400.00 per security.

This example illustrates that you will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index is less than its threshold level, even if the ending level of the other Index has appreciated or has not declined below its threshold level.

If the ending level of the lowest performing Index is less than its threshold level, you will lose more than 30%, and possibly all, of your principal amount at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of global emerging markets. For additional information about the MSCI Emerging Markets Index, see “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the MSCI Emerging Markets Index based on the daily historical closing levels of the MSCI Emerging Markets Index from January 2, 2019 through December 27, 2024. The closing level of the MSCI Emerging Markets Index on December 27, 2024 was 1,082.87. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical closing levels of the MSCI Emerging Markets Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the MSCI Emerging Markets Index on the calculation day. There can be no assurance that the performance of the MSCI Emerging Markets Index will result in the return of any of your principal amount.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

The EURO STOXX 50® Index

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. The EURO STOXX 50® Index and STOXX are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions — The STOXX Benchmark Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the EURO STOXX 50® Index based on the daily historical closing levels of the EURO STOXX 50® Index from January 2, 2019 through December 27, 2024. The closing level of the EURO STOXX 50® Index on December 27, 2024 was 4,898.88. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index on the calculation day. There can be no assurance that the performance of the EURO STOXX 50® Index will result in the return of any of your principal amount.

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets Index and the EURO STOXX 50® Index due January 2, 2029

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.